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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


  DATE OF REPORT (Date of earliest event reported):          JANUARY 28, 1998



                                   EVI, INC.
               (Exact name of registrant as specified in charter)



        DELAWARE                      1-13086                  04-2515019
(State of Incorporation)        (Commission File No.)       (I.R.S. Employer
                                                           Identification No.)



     5 POST OAK PARK, SUITE 1760,
          HOUSTON, TEXAS                                         77027-3415
(Address of Principal Executive Offices)                         (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 297-8400


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                        Exhibit Index Appears on Page 5
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ITEM 5.   OTHER EVENTS.

         During the fourth quarter of 1997 and January 1998, EVI, Inc., a Delaware corporation (the "Company"), completed various acquisitions directed at expanding the manufacturing, sales and geographic operations of the Company's EVI Oil Tools production equipment segment. The larger of such acquisitions are described below.

TARO ACQUISITION

         On January 15, 1998, the Company completed the acquisition of Taro Industries Limited, an Alberta corporation ("Taro"), pursuant to a plan of arrangement (the "Plan of Arrangement"), under which a Canadian subsidiary of the Company was amalgamated with Taro. Under the Plan of Arrangement, approximately 765,000 shares of the Company's common stock, $1.00 par value, have been issued to the shareholders of Taro in exchange for their shares of Taro stock.


HOUSTON WELL SCREEN ACQUISITION

         On January 12, 1998, the Company completed the acquisition (the "HWS Acquisition") of the Houston Well Screen group of companies from Van der Horst Limited, a Singapore company, for a net purchase price of approximately $23 million in cash. The HWS Acquisition includes the purchase of Van der Horst USA Inc., which is the holding company of Houston Well Screen Company ("HWS"), and of Houston Well Screen Asia Pte Ltd. ("HWA") which has operations in Singapore and Indonesia. HWS and HWA make wedge-wire screen products for use in oil and gas production and other applications.


SAN ELOY ACQUISITION

         On November 21, 1997, the Company completed the acquisition (the "San Eloy Acquisition") of the San Eloy division ("San Eloy") from Servicios Especiales San Antonio S.A., an Argentine company, for an aggregate purchase price of approximately $14.5 million in cash. San Eloy is an Argentina-based manufacturer of completion tool and sucker rod pumps.

SBS ACQUISITION

         On October 31, 1997, the Company completed the acquisition (the "SBS Acquisition") of SBS Drilling and Production Systems GmbH & Co. KG, an Austrian based manufacturer of artificial lift equipment ("SBS"), from Schoeller-Bleckmann Oilfield Equipment Akteingesellschaft and SBS Drilling and Productions Systems GmbH, for a purchase price of approximately $4.2 million in cash.








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         Statements made herein that are forward-looking in nature are intended to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations described herein are reasonable, the actual results could differ materially from those currently anticipated. Factors that could cause results to differ materially include changes in industry conditions and demand for oil and gas, changes in the market for artificial lift systems and progressing cavity pumps and delays in the ability of the Company to fully integrate the operations of Taro, Houston Well Screen companies, SBS and San Eloy with the Company's existing operations.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits.

       2.4     -   Amended and Restated Arrangement Agreement by and between
                   Taro Industries Limited, and EVI, Inc. and 756745 Alberta
                   Ltd. and 759572 Alberta Ltd. dated as of December 5, 1997
                   (incorporated by reference to Exhibit No. 2.4 to Form 8-K,
                   File 1-13086, filed December 31, 1997).

      99.1     -   Press release of the Company dated January 22, 1998,
                   announcing the HWS Acquisition, the SBS Acquisition and the San Eloy Acquisition.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  EVI, INC.



Dated: January 28, 1998                          /s/ James G. Kiley
                                  ----------------------------------------------
                                                     James G. Kiley
                                                   Vice President and
                                                 Chief Financial Officer





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                               INDEX TO EXHIBITS


   Number                           Exhibit
   ------                           -------
     2.4      Amended and  Restated Arrangement Agreement by and between Taro
              Industries Limited, and EVI, Inc. and 756745 Alberta Ltd. and
              759 572 Alberta Ltd. dated as of December 5, 1997 (incorporated by reference to Exhibit No. 2.4 to Form 8-K, File 1-13086, filed
              December 31, 1997).

    99.1 Press release of the Company dated January 22, 1998, announcing the HWS Acquisition, the SBS Acquisition and the San Eloy
              Acquisition.





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